EXHIBIT 99.1

Phone: 800-213-0689 www.newenergytechnologiesinc.com	Ms. Briana L. Erickson New Energy Technologies, Inc. 10632 Little Patuxent Parkway, Suite 406 Columbia, MD 21044 Email: Briana@NewEnergyTechnologiesInc.com

News Release

New Energy’s Electricity-Generating SolarWindow™ Trumps Competition with Industry’s Fastest-Ever Payback

Columbia, MD - February 25, 2015 – New Energy Technologies, Inc. (OTCQB: NENE) announced today a financial payback period of under one year for its see-through SolarWindow™ technology, capable of generating electricity on glass windows.  Quick payback is one of the most important financial considerations for renewable energy consumers, including building developers, architects, and engineers.

“No competing technology I’ve seen has ever recorded or published a payback period as fast and as financially compelling as our SolarWindow™ technology,” explained Mr. John Conklin, President and CEO of New Energy Technologies, Inc.  “This is a huge win for all our stakeholders – including future customers – and for the environment.”

According to first-ever financial modeling results released by the Company today, SolarWindow™ systems could achieve payback within one year. To produce the equivalent amount of power with conventional solar systems would require at least 5-11 years for payback and at least 10-12 acres of valuable urban land. In contrast, SolarWindow™ systems can be installed on available window glass on tall towers and skyscrapers.

“SolarWindow™ technology turns passive building windows into active power generators, producing the most exciting return on investment,” explained Mr. Kenneth Schuckers, CPA, who has experience in helping companies understand the benefit of renewable energy and tax savings during his tenure at Grant Thornton, KPMG, Deloitte & Touche, and others.

“Applying electricity-generating coatings to the vast glass surfaces of windows on tall towers is a brilliant strategy. While others have simply gazed ahead, New Energy has looked up!”

The prospect of exponentially out-performing today’s solar photovoltaic (PV) systems is made possible when engineers apply New Energy’s electricity-generating SolarWindow™ coatings to glass.  These see-through liquid coatings create electricity-generating glass windows, successfully prototyped in the most aesthetically appealing colors in demand by building architects.

When applied to windows on towers, New Energy’s modeling shows SolarWindow™ generating up to 50-times the power of conventional rooftop solar systems while delivering 15-times the environmental benefits.  For example, a single SolarWindow™ installation can avoid the amount of carbon emissions produced by vehicles driving about 2.75 million miles per year, compared to 180,000 miles for conventional rooftop systems.

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“I’m proud to announce this milestone event for our SolarWindow™ technology.  In addition to setting new records for size and power production, we’ve now surpassed the industry’s expectations for financial return,” explained Mr. Conklin.

“In the upcoming weeks, we will work to secure independent third-party validation of our financial modeling – a major product development goal for 2015.”

SolarWindow™ is currently under development for the estimated 85 million commercial buildings and detached homes in America.

To view power production estimates, click here.

New Energy Technologies’ Proprietary Power Production & Financial Model (Power & Financial Model) uses photovoltaic (PV) modeling calculations that are consistent with renewable energy practitioner standards for assessing, evaluating and estimating renewable energy for a PV project. The Power & Financial Model estimator takes into consideration building geographic location, solar radiation for flat-plate collectors (SolarWindow™ irradiance is derated to account for 3600 building orientation and vertical installation), climate zone energy use and generalized skyscraper building characteristics when estimating PV power and energy production, and carbon dioxide (CO2) equivalents. Actual power, energy production and CO2 equivalents modeled may vary based upon building-to-building situational characteristics and varying installation methodologies.

About New Energy Technologies, Inc.

New Energy Technologies, Inc., together with its wholly owned subsidiaries, is a developer of next generation alternative and renewable energy technologies. Among the Company’s technologies under development are:

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 SolarWindow™ technologies, which generate electricity on see-through glass and flexible plastics with colored tints popular to skyscraper glass. Unlike conventional systems, SolarWindow™ can be applied to all four sides of tall towers, generating electricity using natural and artificial light conditions and even shaded areas.  SolarWindow™ uses organic materials, which are dissolved into liquid, ideal for low-cost high-output manufacturing. New Energy’s SolarWindow™ is the subject of a patent pending technology; and

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   MotionPower™ roadway systems for generating electricity by capturing the kinetic energy produced by moving vehicles – a patent-pending technology.  An estimated 250 million registered vehicles drive more than six billion miles on America’s roadways, every day.

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Through established relationships with universities, research institutions, and commercial partners, we strive to identify technologies and business opportunities on the leading edge of renewable energy innovation.  Unique to our business model is the use of established research infrastructure owned by the various institutions we deal with, saving us significant capital which would otherwise be required for such costs as land and building acquisition, equipment and capital equipment purchases, and other start-up expenses. As a result, we are able to benefit from leading edge research while employing significantly less capital than conventional organizations.

For additional information, please call Ms. Briana L. Erickson toll-free at 1-800-213-0689 or visit: www.newenergytechnologiesinc.com.

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Legal Notice Regarding Forward-Looking Statements

No statement herein should be considered an offer or a solicitation of an offer for the purchase or sale of any securities. This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although New Energy Technologies, Inc. (the “Company” or “New Energy Technologies”) believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, it can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to adverse economic conditions, intense competition, lack of meaningful research results, entry of new competitors and products, adverse federal, state and local government regulation, inadequate capital, unexpected costs and operating deficits, increases in general and administrative costs, termination of contracts or agreements, technological obsolescence of the Company's products, technical problems with the Company's research and products, price increases for supplies and components, litigation and administrative proceedings involving the Company, the possible acquisition of new businesses or technologies that result in operating losses or that do not perform as anticipated, unanticipated losses, the possible fluctuation and volatility of the Company's operating results, financial condition and stock price, losses incurred in litigating and settling cases, dilution in the Company's ownership of its business, adverse publicity and news coverage, inability to carry out research, development and commercialization plans, loss or retirement of key executives and research scientists, changes in interest rates, inflationary factors, and other specific risks. There can be no assurance that further research and development will validate and support the results of our preliminary research and studies. Further, there can be no assurance that the necessary regulatory approvals will be obtained or that New Energy Technologies, Inc. will be able to develop commercially viable products on the basis of its technologies. In addition, other factors that could cause actual results to differ materially are discussed in the Company's most recent Form 10-Q and Form 10-K filings with the Securities and Exchange Commission. These reports and filings may be inspected and copied at the Public Reference Room maintained by the U.S. Securities & Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about operation of the Public Reference Room by calling the U.S. Securities & Exchange Commission at 1-800-SEC-0330. The U.S. Securities & Exchange Commission also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the U.S.  Securities & Exchange Commission at http://www.sec.gov. The Company undertakes no obligation to publicly release the results of any revisions to these forward looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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